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                                                                    Exhibit 5.1

                                        October 25, 1996



Digital Systems International, Inc.
6464 185th Avenue N.E.
Redmond, WA 98052-6736

Gentlemen:

        We have acted as counsel to you in connection with the proceedings for the authorization and issuance by Digital Systems International, Inc. (the "Company") of up to 4,330,826 shares (the "Common Shares") of the Company's common stock, par value $.01 per share, pursuant to the terms of the Agreement and Plan of Merger dated as of October 14, 1996 (the "Merger Agreement") by and among the Company, ViewStar Corporation ("ViewStar") and Vision Merger Corporation ("Merger Sub"), and the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, which you are filing with the Securities and Exchange Commission with respect to the Common Shares.

        We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

        Based upon the foregoing, we are of the opinion that upon the happening of the following events:

        (a) due action by the holders of common stock of each of the Company and ViewStar, and by the holders of preferred stock of ViewStar, approving the Merger Agreement,

        (b) the filing of the Registration Statement and any amendments thereto and the effectiveness of the Registration Statement,

        (c) the filing by ViewStar and/or Merger Sub of all documents required to be filed with the appropriate governmental entities of the States of California and Washington,

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Digital Systems International, Inc.
October 25, 1996
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        (d)     satisfaction or waiver of all conditions precedent set forth in the Merger Agreement, and

        (e) due execution by the Company and registration by its registrar of the Common Shares, and the issuance and sale of the Common Shares as contemplated by the Registration Statement and in accordance with the aforesaid shareholder and governmental authorizations, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm in the Proxy Statement/Prospectus of the Registration Statement under the headings "Legal Opinion" and "Tax Opinion."

                                        Very truly yours,

                                        /s/  Perkins Coie

                                        Perkins Coie